UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12
INTELLICHECK, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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To the Stockholders of
INTELLICHECK, INC.
Re: 2025 Annual Meeting of Stockholders
Dear Stockholder:
You are cordially invited to attend Intellicheck, Inc.’s 2025 Annual Meeting of Stockholders being held Wednesday, May 7, 2025 at 1:00 p.m. Eastern Time. This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting of stockholders online by visiting https://www.cstproxy.com/intellicheck/2025. You also will be able to vote your shares electronically at the annual meeting.
The formal notice of the meeting follows on the next page. Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
Please vote, sign, and return the enclosed proxy card as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely yours,

/s/ Guy L. Smith
Guy L. Smith
Chairman of the Board

Intellicheck, Inc. (Nasdaq: IDN)	516.992.1900	www.intellicheck.com

200 Broadhollow Road, Suite 207, Melville, NY 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2025
To the Stockholders of
INTELLICHECK, INC.
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INTELLICHECK, INC. (the “Company”), a Delaware corporation, will be held Wednesday, May 7, 2025 at 1:00 p.m. Eastern Time, via webcast at https://www.cstproxy.com/intellicheck/2025, for the following purposes:
1.To approve the Company’s 2025 Omnibus Incentive Plan;
2.To elect six directors to serve for a one-year term or until their respective successors have been duly elected and qualified;
3.To ratify the appointment of Forvis Mazars, LLP as the Company’s independent public accountants for the 2025 fiscal year;
4.Advisory vote to approve the compensation of our named executive officers;
5.Advisory vote to approve the frequency of future advisory votes to approve of executive compensation; and
6.To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business on April 1, 2025, as the record date for the meeting and only record holders of shares of the Company’s common stock at that time will be entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof. This proxy statement and the accompanying proxy will be mailed on or about April 11, 2025.

By Order of the Board of Directors,

/s/ Adam Sragovicz
Adam Sragovicz
Chief Financial Officer

Melville, NY
April 11, 2025
IMPORTANT
IF YOU CANNOT ATTEND THE VIRTUAL MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING HELD ON MAY 7, 2025:
The Notice of Annual Meeting of Stockholders, Proxy Statement and the Annual Report to Stockholders are available on the following website: https://intellicheck.com/investors

Intellicheck, Inc. (Nasdaq: IDN)	516.992.1900	www.intellicheck.com

200 Broadhollow Road, Suite 207, Melville, NY 11747

INTELLICHECK, INC.
200 Broadhollow Road, Suite 207
Melville, NY 11747
PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
to be held Wednesday, May 7, 2025
SOLICITATION OF PROXY
The accompanying proxy is solicited on behalf of the board of directors (the “Board of Directors”) of Intellicheck, Inc., a Delaware corporation (“Intellicheck” or the “Company”), for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at 1:00 p.m. Eastern Time on Wednesday, May 7, 2025 via webcast at https://www.cstproxy.com/intellicheck/2025. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers and regular employees, without additional compensation. We will bear the cost of solicitation of proxies. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. The Board of Directors has set April 1, 2025, as the record date (the “Record Date”) to determine those holders of record of common stock, par value $0.001 (“Common Stock”) who are entitled to notice of, and to vote at the Annual Meeting. Each share of Common Stock entitles its owner to one vote. On the Record Date, there were 19,816,043 shares of Common Stock outstanding. On or about April 11, 2025, this Proxy Statement, and the proxy card (the “Proxy Card” or “Proxy”) are being mailed to stockholders of record as of the close of business on April 1, 2025.
ABOUT THE MEETING
What is being considered at the meeting?
You will be voting on the following:
•The approval of the Company’s 2025 Omnibus Incentive Plan;
•The election of six directors, each to serve until the next annual meeting;
•The ratification of the appointment of Forvis Mazars, LLP, as our independent public accountants for the 2025 fiscal year;
•Advisory vote to approve the compensation of our named executive officers; and
•Advisory vote to approve the frequency of future advisory votes to approve of executive compensation.
Who is entitled to vote at the meeting?
You may vote if you owned Common Stock as of the close of business on April 1, 2025. Each share of Common Stock is entitled to one vote.
How many votes must be present to hold the meeting?
Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy by mail. To conduct our meeting, a majority of the combined voting power of our Common Stock as of April 1, 2025, must be present at the meeting. This is referred to as a quorum. On April 1, 2025, there were 19,816,043 outstanding shares of Common Stock entitled to vote.
How do I attend the annual meeting, and will I be able to ask questions?
The annual meeting will be conducted virtually over the Internet. As a stockholder you will need your Control Number to join the meeting. You can obtain your Control Number from the Notice or Proxy card you received from Continental Stock Transfer. If you hold your position through a bank or broker and would like to join the meeting you will need to contact Continental Stock Transfer at 917-262-2373, or proxy@continentalstock.com to obtain a Control Number. Any stockholder may attend, listen & vote during the virtual meeting.

How do I vote?
You can vote in two ways:
•by attending the meeting by visiting the website https://www.cstproxy.com/intellicheck/2025 and use the Control Number provided in the Notice to log in to this website. If you hold your position through a bank or broker and would like to join the meeting you will need to contact Continental Stock Transfer at 917-262-2373, or proxy@continentalstock.com to obtain a Control Number.; or
•by completing, signing and returning the enclosed Proxy Card.
Can I change my mind after I submit my Proxy?
Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by (1) signing another Proxy with a later date and submitting it in the same manner as the prior Proxy was submitted; (2) if you hold your shares in your name, voting again at the meeting; or (3) if you hold your shares in street name, arranging with your broker to vote your shares at the annual meeting.
What if I return my Proxy Card but do not include voting instructions?
Proxies that are signed and returned but do not include voting instructions will be voted FOR the approval of the appointment of our independent public accountants and will not be voted with respect to the election of the nominated directors, or the advisory votes regarding executive compensation and the frequency of such votes.
What does it mean if I receive more than one Proxy Card?
It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer and Trust Company. The transfer agent’s telephone number is (212) 509-4000.
Will my shares be voted if I do not provide my Proxy?
If you hold your shares directly in your own name, they will not be voted if you do not provide a Proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including approval of the appointment of independent public accountants. When a brokerage firm votes its customer’s unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the approval of the appointment of our independent public accountants.
What vote is required to approve each item?
The affirmative vote of a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the annual meeting is required for approval of the election of directors. The affirmative vote of a majority of the votes cast at the annual meeting is required for the approval of the Company’s 2025 Omnibus Incentive Plan and for the ratification of the appointment of our independent public accountants. The advisory vote to approve executive compensation will be approved, on a non-binding, advisory basis, upon the affirmative vote of the majority of the votes cast at the annual meeting. The advisory vote on frequency of approval of executive compensation will be determined, on a non-binding, advisory basis, by the option (one year, two years, or three years) that receives the most votes.
Do we currently have, or do we intend to submit for stockholder approval, any anti-takeover device?
Our Certificate of Incorporation, Bylaws and other corporate documents do not contain any provisions that contain material anti-takeover aspects. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or Bylaws, or other measures in the future that have anti-takeover effects.

Proposal No. 1

APPROVAL OF 2025 OMNIBUS INCENTIVE PLAN

On March 27, 2025 our Board of Directors resolved to adopt and approve Intellicheck’s 2025 Omnibus Incentive Plan (the “2025 Plan”), subject to approval from our stockholders at our Annual Meeting.

If our stockholders approve the 2025 Plan, (a) 2,000,000 shares of Intellicheck’s common stock will be reserved for issuance under the 2025 Plan (which equates to approximately 10% of our common shares outstanding as of April 1, 2025), plus (b) any shares of common stock underlying any award granted under our 2015 Omnibus Incentive Plan, as amended (the “2015 Plan”), that is outstanding as of the effective date and that, following the effective date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares. We expect that the proposed share pool will last approximately three years under our current equity compensation program.

The description set forth below summarizes the principal terms and conditions of the 2025 Plan, does not purport to be complete and is qualified in its entirety by reference to the 2025 Plan, a copy of which is attached to this Proxy Statement.

Purpose of the Plan

The 2025 Plan is intended to enhance Intellicheck’s and its affiliates’ ability to attract and retain highly qualified officers, non-employee directors, key employees, consultants and advisors, and to motivate them to serve Intellicheck and its affiliates and to expend maximum effort to improve the business results and earnings of Intellicheck.

To this end, the 2025 Plan provides for the grant of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, unrestricted stock, other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms of the 2025 Plan. Stock options granted under the 2025 Plan may be non-qualified stock options or incentive stock options. Upon becoming effective, the 2025 Plan will replace, and no further awards will be made under, the 2015 Plan. The 2025 Plan will become effective on the date the 2025 Plan is approved by Intellicheck’s stockholders.

Administration of the Plan

General. To the extent consistent with Intellicheck’s corporate charter and bylaws, and subject to applicable law, the Board of Directors will have full power and authority to take all actions and to make all determinations required or provided for under the 2025 Plan, any award or any award agreement, and will have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the 2025 Plan that the Board of Directors deems to be necessary or appropriate to the administration of the 2025 Plan.

Without limitation, the Board of Directors will have full and final authority, subject to the other terms and conditions of the 2025 Plan, to (i) designate grantees; (ii) determine the types of awards to be made to a grantee; (iii) determine the number of shares of stock to be subject to an award; (iv) establish the terms and conditions of each award; (v) prescribe the form of each award agreement; and (vi) amend, modify, or supplement the terms of any outstanding award, including the authority to modify awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board of Directors may delegate its authority under the 2025 Plan to any individual or committee of individuals. Subject to applicable law, Intellicheck’s compensation committee (“committee”) will administer the 2025 Plan. To the extent that the Board of Directors delegates its authority pursuant to the 2025 Plan, all references in the 2025 Plan to the Board of Directors’ authority to make awards and determinations with respect thereto will be deemed to include the Board of Directors’ delegate. Any such delegate will serve at the pleasure of and may be removed at any time by the Board of Directors.

No Repricing. Notwithstanding any provision in the 2025 Plan to the contrary, the repricing of options or SARs is prohibited without prior approval of Intellicheck’s stockholders. For this purpose, a “repricing” means any of the following: (i) changing the terms of an option or SAR to lower its option price or SAR exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash, or canceling an option or SAR at a time when its option price or SAR exercise price is greater than the fair market value of the underlying shares in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change.

Award Agreements; Clawbacks; Reload Awards; Dividends; Minimum Vesting. The grant of any award may be contingent upon the grantee executing the appropriate award agreement.

Awards will be subject to the requirements of Intellicheck’s Incentive-Based Recovery Policy and any other compensation recovery policies as may be adopted from time to time by Intellicheck, all to the extent determined by the committee in its discretion to be applicable to a grantee.

No term of an award will provide for automatic “reload” grants of additional awards upon the exercise of an option or SAR.

Individuals holding an award granted under the 2025 Plan will not be entitled to receive any dividends or other distributions paid with respect to a share underlying such award until the portion of such award covering such share has fully vested and such share has been issued pursuant to such award.

Except as specified in this paragraph, no portion of an award (other than “substitute awards”, as described below) will vest earlier than the one-year anniversary of such award’s grant date. Notwithstanding the foregoing, awards may be granted to any service provider without regard to the minimum vesting requirements set forth in the preceding sentence if the shares subject to such awards would not result in more than 5% of the maximum aggregate number of shares reserved for issuance pursuant to all outstanding awards granted under the 2025 Plan. Such 5% limit applies in the aggregate to awards (other than “substitute awards”) that do not satisfy the minimum vesting requirements set forth in this paragraph. Such limitation will not prevent accelerated vesting of any portion of an award earlier than the one-year anniversary of such award’s grant date if such acceleration is due to a termination of the relevant grantee’s service or if such acceleration is in connection with a change in control, in each case to the extent otherwise permitted under the 2025 Plan.

Deferral Arrangement. The Board of Directors may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with applicable law.

No Liability. To the extent permitted by applicable law, no member of the Board of Directors or of the committee will be liable for any action or determination made in good faith with respect to the 2025 Plan, any award or award agreement.

Stock Subject to the 2025 Plan

Authorized Number of Shares. Subject to adjustment under the 2025 Plan, the total number of shares of common stock authorized to be awarded under the 2025 Plan will not exceed 2,000,000. In addition, shares of common stock underlying any outstanding award granted under the 2015 Plan that, following the effective date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares will be available for the grant of new awards under the 2025 Plan. No new awards will be granted under the 2015 Plan following the effective date. Shares issued under the 2025 Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise. As of April 1, 2025, the closing sale price of a share of our common stock reported on The Nasdaq Stock Market was $2.95.

Share Counting; No Liberal Recycling of Shares. Each share of common stock granted in connection with an award will be counted as one share against the limit in the 2025 Plan, subject to the provisions of the 2025 Plan. Any award settled in cash will not be counted as shares of common stock for any purpose under the 2025 Plan. If any award under the 2025 Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued common stock covered by such award will again be available for the grant of awards under the 2025 Plan. If shares of common stock issuable upon exercise, vesting or settlement of an award, or shares of common stock owned by a grantee (which are not subject to any pledge or other security interest), are surrendered or tendered to Intellicheck in payment of the option price or purchase price of an award or any taxes required to be withheld in respect of an award, such surrendered or tendered shares of common stock will not again be available for the grant of awards under the 2025 Plan. For a share-settled SAR, upon exercise of the SAR, the gross shares covered by the SAR will be counted against the limit in the 2025 Plan. In the case of any “substitute award”, such substitute award will not be counted against the number of shares reserved under the 2025 Plan. For this purpose, “substitute award” means any award granted in assumption of or in substitution for an award of a company or business acquired by Intellicheck or a subsidiary or with which Intellicheck or an affiliate combines.

Award Limits. Subject to adjustment under the 2025 Plan, 2,000,000 shares of common stock will be available for issuance under incentive stock options. No non-employee director may be paid, issued, or granted, in any fiscal year, equity awards with an aggregate grant date fair value and any other compensation that, in the aggregate, exceed $200,000, increased to $400,000 for such non-employee director for the fiscal year in which he or she joins the Board of Directors as a non-employee director. Any awards or other compensation paid or provided to an individual for his or her services as an employee will not count for purposes of this limitation.

Effective Date, Duration and Amendments

The 2025 Plan will be effective as of the date that it has been approved by Intellicheck’s stockholders. The 2025 Plan will terminate automatically on the 10 year anniversary of the effective date and may be terminated on any earlier date pursuant to the 2025 Plan.

The Board of Directors may, at any time and from time to time, amend, suspend, or terminate the 2025 Plan as to any awards which have not been made. An amendment will be contingent on approval of Intellicheck’s stockholders to the extent stated by the Board of Directors, required by applicable law or stock exchange listing requirements. No awards will be made after the termination date. The applicable terms of the 2025 Plan, and any terms and conditions applicable to awards granted prior to the termination date will survive the termination of the 2025 Plan and continue to apply to such awards.

Award Eligibility and Limitations

Awards may be made to any service provider, including any service provider who is an officer, non-employee director, consultant or advisor of Intellicheck or of any affiliate, as the Board of Directors will determine and designate from time to time in its discretion. As of March 28, 2025, we had approximately 46 employees (including 1 employee member of the Board of Directors), approximately 5 consultants and advisors and 4 non-employee members of our Board of Directors that would be eligible to participate in the 2025 Plan.

Awards may, in the discretion of the Board of Directors, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award or any award granted under another plan of Intellicheck, any affiliate, or any business entity to be acquired by Intellicheck or an affiliate, or any other right of a grantee to receive payment from Intellicheck or any affiliate. Such additional, tandem, and substitute or exchange awards may be granted at any time. If an award is granted in substitution or exchange for another award, the Board of Directors will have the right to require the surrender of such other award in consideration for the grant of the new award. Subject to the 2025 Plan, the Board of Directors will have the right, in its discretion, to make awards in substitution or exchange for any other award under another plan of Intellicheck, any affiliate, or any business entity to be acquired by Intellicheck or an affiliate. In addition, awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of Intellicheck or any affiliate, in which the value of stock subject to the award is equivalent in value to the cash compensation.

Award Agreement

Each award agreement evidencing an award of options will specify whether such options are intended to be non-qualified stock options or incentive stock options, and in the absence of such specification such options will be deemed non-qualified stock options.

Terms and Conditions of Options

Option Price. Generally, the option price of each option will be at least the fair market value on the grant date of a share of stock (or at least 110 percent in the case of incentive stock options held by certain stockholders). In no case will the option price of any option be less than the par value of a share of stock.

Term. Each option will terminate, and all rights to purchase shares of stock thereunder will cease, upon the expiration of 10 years from the grant date (or 5 years in the case of incentive stock options held by certain stockholders), or under such circumstances and on such date prior thereto as is set forth in the 2025 Plan or as may be fixed by the Board of Directors and stated in the related award agreement.

Limitations on Exercise of Option. Notwithstanding any other provision of the 2025 Plan, in no event may any option be exercised, in whole or in part, (i) prior to the date the 2025 Plan is approved by the stockholders of Intellicheck or (ii) after the occurrence of an event which results in termination of the option.

Rights of Holders of Options. An individual holding or exercising an option will have none of the rights of a stockholder until the shares of stock covered thereby are fully paid and issued to him or her. Except as described below or the related award agreement, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

Limitations on Incentive Stock Options. An option will constitute an incentive stock option only (i) if the grantee of such option is an employee of Intellicheck or any subsidiary of Intellicheck; (ii) to the extent specifically provided in the related award agreement; and (iii) to the extent that the aggregate grant date fair market value of the shares of stock with respect to which all incentive stock options in Intellicheck and certain of its affiliates held by such grantee become exercisable for the first time during any calendar year does not exceed $100,000.

Terms and Conditions of Stock Appreciation Rights

Right to Payment. A SAR will confer on the grantee a right to receive, upon exercise thereof, the excess of (i) the fair market value of one share of stock on the date of exercise over (ii) the SAR exercise price, as determined by the Board of Directors. Generally, the award agreement for a SAR will specify the SAR exercise price, which will be fixed on the grant date as not less than the fair market value of a share of stock on that date. SARs may be granted alone or in conjunction with all or part of an option or at any subsequent time during the term of such option or in conjunction with all or part of any other award. A SAR granted in tandem with an outstanding option following the grant date of such option will have a grant price that is equal to the option price, subject to applicable law.

Other Terms. The Board of Directors will determine, at the grant date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the time or times at which SARs will cease to be or become exercisable following separation from service or upon other conditions, the method of exercise, whether or not a SAR will be in tandem or in combination with any other award, and any other terms and conditions of any SAR.

Term of SARs. The term of a SAR granted under the 2025 Plan will be determined by the Board of Directors, in its sole discretion, provided such term will not to exceed 10 years.

Payment of SAR Amount. Upon exercise of a SAR, a grantee will be entitled to receive payment from Intellicheck (in cash or stock, as determined by the Board of Directors) in an amount determined by multiplying: (i) the difference between the fair market value of a share of stock on the date of exercise over the SAR exercise price by (ii) the number of shares of stock with respect to which the SAR is exercised.

Terms and Conditions of Restricted Stock and Restricted Stock Units

Restrictions. At the time of grant, the Board of Directors may, in its sole discretion, establish a period of time and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an award of restricted stock or restricted stock units in accordance with the 2025 Plan. Each award of restricted stock or restricted stock units may be subject to a different restricted period and additional restrictions. Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

Rights of Holders of Restricted Stock. Unless the Board of Directors otherwise provides in an award agreement and subject to the 2025 Plan, holders of restricted stock will have rights as stockholders of Intellicheck, including voting and dividend rights, provided that any dividends will be subject to the same vesting conditions as the corresponding restricted stock.

Rights of Holders of Restricted Stock Units. Restricted stock units may be settled in cash or stock, as determined by the Board of Directors and set forth in the award agreement. Unless otherwise stated in the applicable award agreement and subject to the 2025 Plan, holders of restricted stock units will not have rights as stockholders of Intellicheck, including no voting or dividend or dividend equivalents rights. A holder of restricted stock units will have no rights other than those of a general creditor of Intellicheck. Restricted stock units represent an unfunded and unsecured obligation of Intellicheck, subject to the terms and conditions of the applicable award agreement.

Purchase of Restricted Stock. The grantee will be required, to the extent required by applicable law, to purchase the restricted stock from Intellicheck at a purchase price equal to the greater of (i) the aggregate par value of the shares of stock represented by such restricted stock or (ii) the purchase price, if any, specified in the related award agreement. If specified in the award agreement, the purchase price may be deemed paid by services already rendered. The purchase price will be payable in a form described in the 2025 Plan or, in the discretion of the Board of Directors, in consideration for past services rendered.

Form of Payment for Options and Restricted Stock

Generally, payment of the option price for the shares purchased pursuant to the exercise of an option or the purchase price for restricted stock will be made in cash or in cash equivalents acceptable to Intellicheck. A promissory note may not be used as a form of consideration for exercising an option or paying the purchase price for restricted stock. To the extent the award agreement so provides, payment of the option price for shares purchased pursuant to the exercise of an option or the purchase price for restricted stock may be made all or in part through the tender to Intellicheck of shares of stock, which shares will be valued, for purposes of determining the extent to which the option price or purchase price for restricted stock has been paid thereby, at their fair market value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an incentive stock option, the right to make payment in the form of already owned shares of stock may be authorized only at the time of grant. With respect to an option only, to the extent permitted by law and to the extent the award agreement so provides, payment of the option price may be made all or in part by a broker assisted cashless exercise. To the extent the award agreement so provides, payment of the option price or the purchase price for restricted stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, Intellicheck’s withholding of shares of stock otherwise due to the exercising grantee.

Terms and Conditions of Performance-Based Awards

The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the committee. The committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Settlement of performance-based awards will be in cash, stock, other awards or other property, in the discretion of the committee. The committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such performance-based awards.

Other Stock-Based Awards

Other stock-based awards may be granted either alone or in addition to or in conjunction with other awards under the 2025 Plan. Other stock-based awards may be granted in lieu of other cash or other compensation to which a service provider is entitled from Intellicheck or may be used in the settlement of amounts payable in shares of common stock under any other compensation plan or arrangement of Intellicheck. Subject to the provisions of the 2025 Plan, the committee will have the sole and complete authority to determine the persons to whom and the time or times at which such awards will be made, the number of shares of common stock to be granted pursuant to such awards, and all other conditions of such awards.

Other stock-based awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

Effect of Changes in Capitalization

Changes in Stock. If (i) the number of outstanding shares of stock is increased or decreased or the shares of stock are changed into or exchanged for a different number or kind of shares or other securities of Intellicheck on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by Intellicheck occurring after the effective date, or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by Intellicheck, the number and kinds of shares for which grants of awards may be made under the 2025 Plan will be equitably adjusted by Intellicheck, subject to applicable law. In addition, in the event of any such increase or decrease, change or exchange, or other transaction described in clause (ii) above, the number and kind of shares for which awards are outstanding and the option price per share of outstanding options and SAR exercise price per share of outstanding SARs will be equitably adjusted, subject to applicable law.

Effect of Certain Transactions. Except as otherwise provided in an award agreement and subject to the 2025 Plan, in the event of a corporate transaction, the 2025 Plan and the awards issued thereunder will continue in effect in accordance with their respective terms, except that following a corporate transaction either (i) each outstanding award will be treated as provided for in the agreement entered into in connection with the corporate transaction or (ii) if not so provided in such agreement, each grantee will be entitled to receive in respect of each share of common stock subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of common stock was entitled to receive in the corporate transaction in respect of a share of common stock. Unless otherwise determined by the committee, such stock, securities, cash, property or other consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the awards prior to such corporate transaction. Without limiting the generality of the foregoing, the treatment of outstanding options and SARs pursuant to the 2025 Plan in connection with a corporate transaction in which the consideration paid or distributed to Intellicheck’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARs upon consummation of the corporate transaction as long as, at the election of the committee, (i) the holders of affected options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the corporate transaction to exercise the options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the option or SAR being canceled in an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the corporate transaction (the value of any non-cash consideration to be determined by the committee in its sole discretion) over the option price or SAR exercise price, as applicable. For this purpose, “corporate transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of Intellicheck’s assets, or the acquisition of assets or stock of another entity by Intellicheck, or other corporate transaction involving Intellicheck or any of its subsidiaries.

Change in Control. For awards granted to non-employee directors, except as may otherwise be provided in the applicable award agreement, upon a change in control all outstanding awards that may be exercised will become fully exercisable, all restrictions with respect to outstanding awards will lapse and become vested and non-forfeitable, and any specified performance goals with respect to outstanding awards will be deemed to be satisfied at target.

For awards granted to any other service providers, except as may otherwise be provided in the applicable award agreement, either of the following provisions will apply, depending on whether, and the extent to which, awards are assumed, converted or replaced by the resulting entity in a change in control:

(i) To the extent such awards are not assumed, converted or replaced by the resulting entity in the change in control, then upon the change in control such outstanding awards that may be exercised will become fully exercisable, all restrictions with respect to such outstanding awards, other than for performance-based awards, will lapse and become vested and non-forfeitable, and for any outstanding performance-based awards the target payout opportunities attainable under such awards will be deemed to have been fully earned as of the change in control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of Intellicheck’s fiscal quarter end preceding the change in control and, in each case, the performance-based award will become vested pro rata based on the portion of the applicable performance period completed through the date of the change in control.

(ii) To the extent such awards are assumed, converted or replaced by the resulting entity in the change in control, if, within two years after the date of the change in control, the service provider has a separation from service either (1) by Intellicheck other than for “cause” or (2) by the service provider for “good reason” (each as defined in the applicable award agreement), then such outstanding awards that may be exercised will become fully exercisable, all restrictions with respect to such outstanding awards, other than for performance-based awards, will lapse and become vested and non-forfeitable, and for any outstanding performance-based awards the target payout opportunities attainable under such awards will be deemed to have been fully earned as of the separation from service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of Intellicheck’s fiscal quarter end preceding the change in control and, in each case, the performance-based awards will become vested pro rata based on the portion of the applicable performance period completed through the date of the separation from service.

For this purpose, “change in control” means a “change in control event” with respect to Intellicheck within the meaning of Treasury Regulation 1.409A-3(i)(5).

Adjustments. Adjustments for purposes of changes in capitalization pursuant to the 2025 Plan related to shares of stock or securities of Intellicheck will be made by the Board of Directors, whose determination in that respect will be final, binding and conclusive. No fractional shares or other securities will be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment will be eliminated in each case by rounding downward to the nearest whole share.

No Limitations on Intellicheck

The making of awards pursuant to the 2025 Plan will not affect or limit in any way the right or power of Intellicheck to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

Terms Applicable Generally to Awards Granted under the Plan

The 2025 Plan will in no way be interpreted to require Intellicheck to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any grantee or beneficiary under the terms of the 2025 Plan. Neither the adoption of the 2025 Plan nor the submission of the 2025 Plan to the stockholders of Intellicheck for approval will be construed as creating any limitations upon the right and authority of the Board of Directors to adopt such other incentive compensation arrangements.

Withholding Taxes. Intellicheck or an affiliate, as the case may be, will have the right to deduct from payments of any kind otherwise due to a grantee any federal, state, or local taxes of any kind required by law to be withheld. Subject to the prior approval of Intellicheck or the affiliate, which may be withheld by Intellicheck or the affiliate, as the case may be, in its sole discretion, the grantee may elect to satisfy such obligations, or Intellicheck may require such obligations to be satisfied, in whole or in part, (i) by causing Intellicheck or the affiliate to withhold the required number of shares of stock otherwise issuable to the grantee as may be necessary to satisfy such withholding obligation (not to exceed the maximum statutory rate applicable to the grantee) or (ii) by delivering to Intellicheck or the affiliate shares of stock already owned by the grantee.

Separation from Service. The Board of Directors will determine the effect of a separation from service upon awards, and such effect will be set forth in the appropriate award agreement. Without limiting the foregoing, the Board of Directors may provide in the award agreements at the time of grant, or any time thereafter with the consent of the grantee, the actions that will be taken upon the occurrence of a separation from service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the separation from service.

Transferability of Awards. Except as described below, no award will be assignable or transferable by the grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the grantee, only the grantee personally (or the grantee’s personal representative) may exercise rights under the 2025 Plan. For the avoidance of doubt, awards may not be transferred to financial institutions.

If authorized in the applicable award agreement, a grantee may transfer, not for value, all or part of an award (other than incentive stock options) to any family member. Following such transfer, any such award will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2025 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Internal Revenue Code (“Code”). If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by Intellicheck for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.

Non-qualified Stock Options. A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by exercising a non-qualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon exercising a non-qualified stock option generally should be deductible by Intellicheck for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. No tax deduction is available to Intellicheck with respect to the grant of a non-qualified stock option or the sale of the shares acquired through the exercise of the non-qualified stock option.

SARs. In general, no taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant generally will recognize ordinary income equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards. A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date, reduced by any amount paid by the participant for such shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will recognize ordinary income equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Units. A participant generally will recognize no income upon the grant of a performance share or a performance unit. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A of the Code. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2025 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A of the Code violates the provisions of Section 409A of the Code, Section 409A of the Code imposes an additional 20% federal income tax on compensation recognized as ordinary income, and interest on such deferred compensation.

Tax Effect for Intellicheck. We generally will be entitled to a tax deduction in connection with an award under the 2025 Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a non-qualified stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND INTELLICHECK WITH RESPECT TO AWARDS UNDER THE 2025 PLAN. IT DOES NOT

PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

No awards have been made under the 2025 Plan, and no awards have been granted that are contingent on the approval of the 2025 Plan. Awards under the 2025 Plan would be made at the discretion of the committee or the Board of Directors. Therefore, the benefits and amounts that will be received or allocated under the 2025 Plan in the future are not determinable at this time.

Vote Required

Approval of the 2025 Plan requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of common stock entitled to vote on the proposal, with abstentions counting as votes against the proposal.

The Board of Directors recommends a vote FOR the approval of the Intellicheck, Inc. 2025 Omnibus Incentive Plan.

Proposal No. 2
ELECTION OF DIRECTORS
Our Board of Directors has one class of directors, with each director elected annually for a term of one year. Unless specified to be voted otherwise, the persons named in the accompanying Proxy will vote for the election of the following persons as directors, all of whom are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Each Proxy will be voted for the nominees named below. The nominees have consented to serve as directors if elected.
The Board of Directors recommends that you elect the nominees identified below.

Name	Age	Position with the Company and Principal Occupation	Director Since	New Board Term Expires
Guy L. Smith	75	Chairman of the Board of Directors	2005	2026
Dondi Black	49	Director	2022	2026
Gregory B. Braca	61	Director	2022	2026
Dylan Glenn	55	Director	2020	2026
David E. Ullman	67	Director	2018	2026
Bryan Lewis	62	President, Chief Executive Officer and Director	2020	2026
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information with respect to each director and executive officer as of April 1, 2025:

Name	Age	Position with the Company and Principal Occupation	Held Office Since	Current Board Term Expires
Guy L. Smith	75	Chairman of the Board of Directors	2005	2025
Dondi Black	49	Director	2022	2025
Gregory B. Braca	61	Director	2022	2025
Dylan Glenn	55	Director	2020	2025
David E. Ullman	67	Director	2018	2025
Bryan Lewis	62	President, Chief Executive Officer and Director	2018	2025
Jonathan Robins	63	Chief Technology Officer	2023	N/A
Adam Sragovicz	55	Chief Financial Officer	2024	N/A
_______________________________________________________________________

Business Experience
Guy L. Smith joined the Board of Directors in 2005 and was appointed Chairman effective November 14, 2018. Mr. Smith has served as a senior executive at the highest levels of global corporations, the United States government, and a global NGO. During his career, he has managed public relations, government relations, reputation management, corporate relations, internal and external communications and corporate social responsibility for global corporations, as well as overseeing all public relations programs associated with the companies’ marketing communications and related activities.

Mr. Smith is one of the country’s leading experts on reputation management and crisis and disaster planning and communications. In this regard, he has extensive background and experience with global corporations, global consultancies, NGOs, and public service. He has particular experience in managing difficult reputational challenges and issues.

Mr. Smith served on the Board of Directors of The Center for Democracy and in that role, was very involved in the emergence of democratic institutions and governments around the world, especially Costa Rica, Russia, Armenia, and

Poland. He has lectured at international universities and institutions, ranging from Moscow State University to the Canadian Armed Forces War College, on the expansion of democracy as well as reputation management on a global basis.

He is widely known as an expert in leadership development. In that regard, he is the author of the book “If It’s Not Impossible, It’s Not Interesting.”

He spent 17 years as Executive Vice President of Diageo North America, where he led regulatory, legislative, and social change in the alcohol industry, resulting in multiple share point gains of spirits over beer and wine.

Mr. Smith was Special Advisor to President William Jefferson Clinton on The White House staff, where he served on the impeachment defense team handling communications and political strategy.

Mr. Smith also served as vice chairman of AmeriCares, the international disaster relief and humanitarian organization. He has personally led disaster responses to numerous trouble spots around the world including Afghanistan, Sarajevo, North Korea, Iraq, Iran, Armenia, Jordan, Haiti, Dominican Republic, Peru, Ecuador, Bosnia, Turkey, Costa Rica, Poland, Russia, and India. Mr. Smith was awarded a special medal commemorating his disaster relief work in Spitak, Armenia by the President and Parliament of Armenia following the devastating 1988 earthquake that killed nearly 100,000 persons.

In the immediate aftermath of the 9/11 terror attacks, Mr. Smith organized and led the “Diageo Ground Zero to Ground Zero Airlift,” which was the first civilian humanitarian airlift into Bagram Airbase in Afghanistan since hostilities began there. The Diageo Afghanistan airlift delivered 100,000 pounds of food supplies to an 800-child orphanage in Kabul.

Mr. Smith has been a Visiting Professor of Public Relations at Moscow State University where he conducted the first western-style public relations courses in Russia following the disintegration of the Soviet Union.

He was Chief Operating Officer of Hill & Knowlton International Public Relations in New York, where he consulted with the firm’s largest consumer product, technology, and legal clients.

Prior to that Mr. Smith was VP Corporate Affairs, the senior public affairs officer, for Philip Morris Companies Inc. (now Altria). During his nearly 17 years with Philip Morris, Smith also led the corporate affairs departments of the Miller Brewing Company and The Seven-Up Company, both Philip Morris operating companies. At Miller Brewing Company, Smith participated in the national introduction of Lite Beer and at The Seven-Up Company he pioneered the first use of 800 toll-free telephone numbers printed on soft drink packages, a move that was quickly copied by other soft drink makers.

Early in his career he was Director of Information of the Appalachian Regional Commission in Washington, D.C. Mr. Smith began his career as a reporter and assistant city editor for The Knoxville Journal. He is currently chairman of the Barrier Island Trust, an environmental protection organization.

Mr. Smith frequently lectures at major universities on crisis and reputation management and public policy issue management and also conducts crisis and disaster exercises for local communities. He also serves as an Honorary Battalion Chief of the Fire Department of New York and is a former member of the Board of Advisors of Mount Vernon, George Washington’s home.
Dondi Black was appointed a member of the Board of Directors on September 14, 2022. Since September 2021, Ms. Black has served as the Chief Product Officer at TSYS, a Global Payments company. In that capacity, she leads global product strategy and commercialization, as well as strategic partnerships. Prior to her time at TSYS, Ms. Black served as a
Senior Strategist for FIS, a leading provider of technology solutions for merchants, banks and capital markets firms, from July 2016 through September 2021. Ms. Black draws on her 30 years of in-depth experience leading innovation and transformations in banking and payments, wealth, fraud and risk, and compliance in her position on the board of directors.

Gregory B. Braca was appointed a member of the Board of Directors on September 14, 2022. Mr. Braca is the former President and CEO of TD Bank, one of the ten largest banks in the U.S. He started at TD Bank in 2002 and served as Chief Operating Officer and Head of Corporate and Specialty Banking, among other roles of increasing responsibility, prior to his ascending to his role as President and CEO. Mr. Braca brings more than 30 years of extensive banking experience to his position on the board of directors.
Dylan Glenn was appointed a member of the Board of Directors on March 11, 2020. Mr. Glenn is a Senior Director at Eldridge, a diversified holding company headquartered in Greenwich, Connecticut, where he has been since October 2021. He is the former Chairman of Guggenheim KBBO Partners, Ltd., a Dubai-based joint venture partnership between the KBBO Group and Guggenheim Partners. Prior to this role, Mr. Glenn was Senior Managing Director of Guggenheim Partners, where he joined in 2005. While at Guggenheim Partners, Mr. Glenn worked in two capacities. First, he coordinated the aforementioned joint venture-Guggenheim KBBO Partners, Ltd., the merchant banking effort leveraging Guggenheim’s investment banking and asset management capabilities with an important strategic partner in the Middle East. Additionally, he led Guggenheim’s Government Relations efforts in Washington and was a Member of the Guggenheim Partners Public Affairs Committee. Prior to joining Guggenheim, Mr. Glenn served as Deputy Chief of Staff to Governor Sonny Perdue of Georgia. As a Deputy Chief of Staff, Mr. Glenn was responsible for all External Affairs. Mr. Glenn also served in the White House in Washington, D.C. as Special Assistant for President George W. Bush for Economic Policy. He was a member of the National Economic Council team advising the President on various economic issues. Mr. Glenn is a Director of the George W. Bush Presidential Center. He is a Director of the Renewable Energy Group (REGI), a leading global producer and supplier of renewable fuels like biodiesel, renewable diesel, renewable chemicals, and other products. Additionally, he serves on the Board of Managers of Stonebriar Commercial Finance based in Plano, Texas. Mr. Glenn is a Trustee of Davidson College, where he earned his B.A. and is also a Trustee of the Episcopal High School at Alexandria, Virginia.
David E. Ullman was appointed a member of the Board of Directors in January 2018. Mr. Ullman has extensive business expertise with a strong focus on retail, strategic planning, and growth, as well as mergers and acquisitions. A seasoned retail executive, he spent nearly twenty years as Executive Vice President and Chief Financial Officer for billion-dollar retailer, manufacturer and e-commerce company, Jos. A. Bank Clothiers until it was acquired. Mr. Ullman had an instrumental role in strategic planning and growth initiatives as well as mergers and acquisitions, which led to more than a decade of sustained profitable growth and a six-fold increase in sales. The iconic retailer was acquired by Men’s Wearhouse in 2014 for $1.8 billion. He has also held executive positions with Arthur Andersen and $750 million catalogue company Hanover Direct. Most recently, from 2018 to the present, Mr. Ullman has served as Chief Operating Officer, Chief Financial Officer, and minority owner of Paul Fredrick Menstyle, a private retail company focused on designer and direct-to-consumer men’s apparel and related accessories.

Bryan Lewis was appointed President and Chief Executive Officer in February 2018. Since March 11, 2020, Mr. Lewis has served as well as a member of the Company’s Board of Directors. Mr. Lewis has over 30 years of global leadership positions in sales and operations in the financial services and financial technology sectors with a demonstrated ability to scale both high-growth and under-performing companies to create significant shareholder value. Prior to joining Intellicheck, he was Chief Operating Officer of Third Bridge, Inc. where he oversaw the growth of the company from 100 to 600 employees and a CAGR of 56% in a four-year period. Previously, Mr. Lewis held senior leadership positions at BondDesk (sold to TradeWeb), TheMarkets.com (sold to Capital IQ), Reuters, Barra (sold to MSCI) and Bloomberg. He began his career as a bond trader. In March 2021, Garrett Gafke was appointed President and Mr. Lewis served solely as the Company’s Chief Executive Officer. Since the departure of Mr. Gafke in May 2023, Mr. Lewis has reassumed his role as the Company’s President in addition to his ongoing role as Chief Executive Officer.
Jonathan Robins was appointed Chief Technology Officer in October 2023 and was previously VP of Engineering since June 2023. From 1996 to 2012, Mr. Robins was CEO and Founder of Solidify Software, LLC. From 2012 to 2019, Mr. Robins was AVP with Sun Life Financial. From 2019 to 2021, Mr. Robins was Developer, Baseball Systems with the Chicago Cubs. From 2021 to 2023, Mr. Robins was also the Lead Software Engineer with ForceMetrics.
Adam Sragovicz was appointed Chief Financial Officer in August 2024. Mr. Sragovicz previously served as Chief Financial Officer and a Director of Murphy Canyon Acquisition (Nasdaq: MURF) Company from 2021 until its business combination with Conduit Pharmaceuticals (Nasdaq: CDT) in September 2023, becoming Chief Financial Officer of Conduit Pharmaceuticals. Before Murphy Canyon and Conduit, Mr. Sragovicz served as the Chief Financial Officer of Presidio Property Trust, Inc. (Nasdaq: SQFT), a diversified REIT, and the Sponsor of Murphy Canyon Acquisition, from 2018 until 2023. Prior to joining Presidio Property Trust, Inc., Mr. Sragovicz served as Treasurer of Encore Capital Group from 2011 to 2017, where he was responsible for foreign exchange risk management, cash management, and capital markets. Mr. Sragovicz has also held advisory, finance and treasury management, and capital markets positions with KPMG, Union Bank of California / MUFG and Bank of America Merrill Lynch. Mr. Sragovicz was previously the Director of the Yale Alumni Schools Committee in San Diego, and served on the Board of Congregation Adat Yeshurun. Mr. Sragovicz is a graduate of Yale University, with a Bachelor of Arts degree in Soviet and Eastern European Studies, with a concentration in Economics.
Directors generally serve for a one-year term and hold office until the next annual meeting of stockholders following the conclusion of their term and the election and qualification of their successors. Executive officers are appointed by and serve at the discretion of the Board of Directors.

Board Leadership Structure
The current Chairman of the Board of Directors is Guy L. Smith, who is an independent director under Nasdaq listing standards. The roles of Chairman of the Board and Chief Executive Officer are separate. The Board of Directors believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer allows the Company’s Chief Executive Officer to focus primarily on the Company’s business strategy, operations, and corporate vision. All the Board of Directors are independent other than Mr. Lewis, and each of the committees of the Board of Directors is comprised solely of independent directors. The Company does not have a policy mandating an independent lead director. The independent directors meet in executive sessions at every board meeting without the presence of the non-independent director.
Risk Oversight
While management is responsible for assessing and managing risks to the Company, the Board of Directors is responsible for overseeing management’s efforts to assess and manage risk. Risks are considered in virtually every business decision and as part of the Company’s overall business strategy. The Board of Directors’ risk oversight areas of focus include, but are not limited to:
•management of the Company’s long-term growth;
•strategic and operational planning, including significant acquisitions and the evaluation of our capital structure; and
•legal and regulatory compliance.
While the Board of Directors has the ultimate oversight responsibility for the Company’s risk management policies and processes, the committees of the Board of Directors also have responsibility for risk oversight. The Audit Committee oversees risks associated with our financial statements and financial reporting, mergers and acquisitions, credit and liquidity, and business conduct compliance. The Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. The Nominating and Corporate Governance Committee oversees risks associated with our overall governance practices and the leadership structure of the Board of Directors. The Board of Directors stays informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board of Directors. The Board of Directors’ role in risk oversight is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and committees providing oversight in connection with those efforts.

The Nominating and Corporate Governance Committee also seeks to recommend directors who possess a broad range of business, professional, governmental, fintech, and software industry experience.

The Nominating and Corporate Governance Committee assesses these and other factors as it deems appropriate in connection with its annual review of each director and the Board as a whole and takes these factors into account when determining whether to nominate existing directors for re-election in connection with this annual review.

The Nominating and Corporate Governance Committee also takes these factors into account when considering any director nominee outside of its annual review process, such as when a vacancy exists on the Board or when a stockholder suggests a new director candidate that the committee or the Board decides to consider for a mid-year appointment.

Delinquent Section 16(a) Reports

The Securities and Exchange Commission has adopted rules relating to the filing of ownership reports under Section 16(a) of the Securities Exchange Act of 1934. One such rule requires disclosure of filings, which under the Commission’s rules, are not deemed to be timely. Based solely on review of the copies of beneficial ownership forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, 2024, all of our officers and directors and greater than 10% shareholders complied in all respects with the reporting requirements promulgated under Section 16(a), other than Forms 4 filed by Guy L. Smith, Gregory Braca, Dylan Glenn and David
Ullman in connection with March 29, 2024 RSU vestings, which were inadvertently filed on April 3, 2024, a Form 4 filed by Dondi Black in connection with a March 29, 2024 vesting of RSUs, which was inadvertently filed on April 8, 2024 and a Form 4 filed by Bryan Lewis in connection with a March 28, 2024 vesting of RSUs, which was inadvertently filed on
April 16, 2024.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
During the fiscal year ended December 31, 2024, the Board of Directors held four meetings, the Nominating and Corporate Governance Committee held four meetings, the Compensation Committee held four meetings and the Audit Committee held four meetings in conjunction with the regular quarterly board meetings. All the directors attended at least 75% of the aggregate of all Board meetings and meetings of committees on which they served. The Board of Directors has determined that Messrs. Smith, Ullman, Glenn, Braca and Ms. Black are each an independent director as defined in Section 5605(b) of the Nasdaq listing standards. The Company does not have a written policy relating to attendance by members of the Board of Directors at annual stockholder meetings. However, it is communicated and understood by all directors that they are required to attend virtually barring any unforeseen circumstance. All directors who were directors at the time of last year’s annual stockholder meeting attended last year’s annual stockholder meeting.

Compensation Committee
The Board of Directors established a Compensation Committee, which is currently comprised of Mr. Glenn, chairperson, Mr. Ullman, Mr. Braca, and Ms. Black, each of whom is independent as defined in Section 5605(d) of the Nasdaq listing standards. The Compensation Committee reviews and recommends to the board the compensation for all officers and directors of the Company and reviews general policy matters relating to the compensation and benefits of all employees. The Compensation Committee also administers the stock option plans. The Compensation Committee may not delegate its duties. The Compensation Committee has adopted a written charter, which is available on the Company’s Web site at https://intellicheck.com/investors. The charter sets forth responsibilities, authority, and specific duties of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2024, the Compensation Committee consisted of the members listed below. No member of our Compensation Committee then in service had ever been an officer or employee of the Company or had any other relationship requiring disclosure herein. None of our executive officers then in office served as a member of the board of directors or compensation committee of any other entity that had one or more of its officers serving on our Board or Compensation Committee.

Compensation Committee Report
The Compensation Committee Report is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Compensation Committee:
Dylan Glenn, Chairperson
David E. Ullman, Member
Gregory B. Braca, Member
Dondi Black, Member

Nominating and Corporate Governance Committee
The Board of Directors established a Nominating and Corporate Governance Committee, which is currently comprised of, Ms. Black, chairperson, and Mr. Braca, each of whom is independent as defined in Section 5605(b) of the Nasdaq’s listing standards. The Nominating and Corporate Governance Committee reviews our internal policies and procedures and by-laws. With respect to nominating director candidates, this committee identifies and evaluates potential director candidates and recommends candidates for appointment or election to the Board. The Nominating and Corporate Governance Committee has adopted a written charter, which is available on the Company’s Web site at https://intellicheck.com/investors. The charter sets forth responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience, and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our Board of Directors, certain factors may be considered more than others by the Committee in making its recommendation. In considering candidates for our Board of Directors, the Nominating and Corporate Governance Committee will evaluate the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Nominating and Corporate Governance Committee, will not have any specific minimum qualifications that must be met by a nominee. The Nominating and Corporate Governance Committee will not evaluate candidates differently based on who has made the recommendation.
Although we do not currently have a formal policy or procedure for stockholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by stockholders. Because we do not prohibit or restrict such recommendations, we have not implemented a formal policy with respect to stockholder recommendations.
Nominating and Corporate Governance Committee:
Dondi Black, Chairperson
Gregory B. Braca, Member

Audit Committee
The Board of Directors has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is currently comprised of David E. Ullman, chairperson, Dylan Glenn, and Gregory B. Braca. The members of the Audit Committee are independent as defined in Section 5605(c) of the Nasdaq’s listing standards. The Audit Committee recommends to the Board of Directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The Audit Committee has adopted a written charter, which sets forth the responsibilities, authority and specific duties of the Audit Committee. A copy of the Audit Committee charter is incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed April 27, 2007 and is available on the Company’s Web site at https://intellicheck.com/investors.
The Board of Directors has determined that it has at least one audit committee financial expert serving on the audit committee. Mr. Ullman has vast corporate experience including his previous position as Chief Financial Officer for Jos. A. Bank Clothiers and Chief Financial Officer of Paul Fredrick Menstyle. He is considered an “audit committee financial expert.”
Audit Committee Report
The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of Intellicheck under the Securities Act of 1933 or the Exchange Act.
With respect to the audit of the fiscal year ended December 31, 2024, and as required by its written charter which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
During its review, the Audit Committee has discussed with Forvis Mazars, LLP, the Company’s Independent Registered Public Accounting Firm, those matters required to be discussed by the auditing standard promulgated by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee has received from and discussed with Forvis Mazars, LLP, the written disclosures and the letter required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and has discussed with Forvis Mazars, LLP its independence. These disclosures relate to the firm’s independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Audit Committee:
David E. Ullman, Chairperson
Gregory B. Braca, Member
Dylan Glenn, Member
Process for Sending Communications to the Board of Directors
Stockholders that wish to communicate with the Board of Directors are welcomed to put their comments in writing addressed to the Company’s Investor Relations Representative, Adam Sragovicz. Such communications may be sent to Mr. Sragovicz at Intellicheck, Inc., 200 Broadhollow Road, Suite 207, Melville, NY 11747. Upon receipt, Mr. Sragovicz will distribute the correspondence to the directors. All communications received will be provided to the directors specified in the communication.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of April 1, 2025, by each person who is known by Intellicheck to beneficially own more than 5% of Intellicheck’s Common Stock, each of our officers, each director and all officers and directors as a group.
Shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants, restricted stock units vesting or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.
The applicable percentage of ownership is based on 19,816,043 shares outstanding.

Name	Shares Beneficially Owned	Percent
Bryan Lewis (1)	686,791	3.47
Jonathan Robins (2)	68,950	*
Adam Sragovicz	10,000	*
Guy L. Smith (3)	395,687	2.00
Dylan Glenn (3)	75,039	*
Gregory B. Braca	56,823	*
Dondi Black	18,367	*
David E. Ullman (3)	51,607	*
All Executive Officers & Directors as a group	1,363,264	6.88
5% Stockholders
Clear Harbor Asset Management, LLC (4)	1,205,854	6.09
Bleichroeder LP (5)	2,073,583	10.46
Topline Capital Management, LLC (6)	1,159,878	5.85
AIGH Capital Management LLC (7)	1,617,696	8.16
*Indicates beneficial ownership of less than one percent of the total outstanding Common Stock.
(1)Includes 320,307 shares issuable upon the exercise of stock options exercisable within 60 days. Includes 13,882 shares of Common Stock held by Mr. Lewis’ spouse, of which Mr. Lewis disclaims beneficial ownership of these shares.
(2)Includes 63,750 shares issuable upon the exercise of stock options exercisable within 60 days.
(3)Includes 6,239 shares issuable upon the exercise of stock options exercisable within 60 days.
(4)The address of Clear Harbor Asset Management, LLC (“Clear Harbor”) is 263 Tresser Boulevard, Suite 1502, Stamford, CT 06901. Shares reflected above for Clear Harbor are based on a Schedule 13G/A filing made October 25, 2024.
(5)The address of Bleichroeder Holdings LLC (“Bleichroeder LP”) is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105. Shares reflected above for Bleichroeder LP are based on a Schedule 13G filing made March 21, 2025.
(6)The address of Topline Capital Management, LLC is 544 Euclid Street, Santa Monica, CA 90402. Shares reflected above for Topline Capital Management, LLC are based on a Schedule 13G filing made February 10, 2025.
(7)The address of AIGH Capital Management LLC is 6006 Berkeley Avenue, Baltimore MD 21209. Shares reflected above for AIGH Capital Management LLC are based on a Schedule 13G filing made January 31, 2025.

The address at which our Board of Directors and executive officers can be reached is the address specified in “Process for Sending Communications to the Board of Directors” above.

EXECUTIVE COMPENSATION

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of Intellicheck’s executive officers who are considered named executive officers for the last completed fiscal year pursuant to SEC rules. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year.

The Compensation Committee currently oversees and, where appropriate or required by law, recommends to the Board of Directors, the design and administration of Intellicheck’s executive compensation program and compensation for the Board of Directors.

The principal elements of Intellicheck’s executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options and restricted stock units (“RSUs”), and other benefits. Intellicheck’s other benefits consist of reimbursed business travel and entertainment expenses, health insurance benefits, vacation pay, sick pay and a qualified 401(k) savings plan. Intellicheck’s philosophy is to position the aggregate of these elements at a level that is commensurate with Intellicheck’s size and performance.
Compensation Program Objectives and Philosophy
In General. The objectives of Intellicheck’s compensation programs are to:
•attract, motivate, and retain talented and dedicated executive officers;
•provide Intellicheck’s executive officers with both cash and equity incentives to further Intellicheck’s interests and those of Intellicheck’s stockholders; and
•provide employees with long-term incentives so Intellicheck can retain them and provide stability during Intellicheck’s growth stage.
In setting base salaries, the Compensation Committee generally reviews the individual contributions of the particular executive. Annual incentive compensation awards for 2024 have been paid in accordance with the Executive Compensation Bonus Plan approved by the Compensation Committee based on Company performance. In addition, stock options and RSUs are granted to provide the opportunity for long-term compensation based upon the performance of Intellicheck’s common stock over time.
Competitive Marketplace for Talent. Intellicheck defines its competitive marketplace for executive talent and investment capital to be the technology and business services industries.

Compensation Process. For each of Intellicheck’s named executive officers, the Compensation Committee reviews and approves, or recommends to the Board of Directors, all elements of compensation, taking into consideration recommendations from Intellicheck’s Chief Executive Officer (for compensation other than his own), as well as competitive marketplace guidance. Based upon its review, the Compensation Committee or, where applicable, the Board of Directors, approves salaries for executive officers. Salary level of each executive officer is determined on a case-by-case basis, considering the individual’s level of responsibilities and performance. All executive officer salaries are reviewed on an annual basis. Salary changes for executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, economic and competitive factors, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of the Company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary.

Annual Incentive Compensation. The Company maintains an annual incentive program for both executives and non-executives. Pursuant to the Company’s 2015 Omnibus Incentive Plan (the “Incentive Plan”), certain full time permanent employees of the Company, including the named executive officers, are eligible to receive cash bonuses based upon the achievement of certain corporate and individual performance goals during the fiscal year. These bonuses are designed to attract, motivate, retain, and reward the Company’s employees and executive team.

For 2024, achievement for the named executive officers was tied to two financial metrics, revenue and adjusted EBITDA. With respect to the two financial metrics, participant achievement can either be increased through an accelerator based on final results that exceed the approved budget for the fiscal year, or conversely, can be decreased through a decelerator if results do not achieve the approved budget. Accelerators have a cap of 117%, while decelerators have a floor of 80%.

Under the Incentive Plan, our Chief Executive Officer has a bonus target equal to 80% of his annualized salary; our Chief Financial Officer has a bonus target equal to 60% of his annualized salary and our Chief Technology Officer has a bonus target equal to 50% of his annualized salary. A named executive officer must be a permanent full-time employee to qualify for participation in the Incentive Plan. These bonus target percentages remained unchanged from 2023.

During 2024, cash was paid under the Executive Compensation Bonus Plan to the Bryan Lewis, Jonathan Robins, and Jeffrey Ishmael in the amounts of $289,538, $37,294, and $157,678, respectively.

Stock Option Grants. The Compensation Committee currently administers Intellicheck’s stock option and equity incentive program, including for executive officers. Under the program, the Compensation Committee grants options to purchase Common Stock with an exercise price of no less than the fair market value of the Common Stock on the date of grant. The Compensation Committee also grants RSUs. The Compensation Committee believes that providing stock options and RSUs to the executive officers, who are responsible for Intellicheck’s management and growth, gives them an opportunity to own Intellicheck stock and better aligns their interests with the interests of the stockholders. It also promotes retention of the officers because of the vesting provisions of the option grants and RSUs, and the potential for stock price appreciation.

For these reasons, the Compensation Committee considers stock options and RSUs to be an important element of compensation when it reviews executive officer compensation. At its discretion, the Compensation Committee also grants options and RSUs based on individual and corporate achievements. Normally, the Chief Executive Officer makes a recommendation to the Compensation Committee for awards to be made to the other executive officers. The Compensation Committee approves grants made to the Chief Executive Officer and other executive officers and, in certain cases, recommends grants for approval by the entire Board. The Compensation Committee determines the number of shares underlying each stock option and RSUs grant based upon the executive officer’s and Intellicheck’s performance, the executive officer’s role, and responsibilities at Intellicheck and the executive officer’s base salary.

Chief Executive Officer Compensation. Mr. Lewis’s annual base salary for 2024 was $412,000, an increase of $12,000 from Mr. Lewis’s annual base salary for 2023 of $400,000. Mr. Lewis may also receive an annual bonus based on reasonable objectives established by the Company’s Board of Directors. In addition, Mr. Lewis is entitled to receive benefits in accordance with the Company’s existing benefit policies and is reimbursed for Company expenses in accordance with the Company’s expense reimbursement policies.
The determination of the base salary to be paid to the Chief Executive Officer was based on many factors including the position’s historical compensation and the relative compensation in comparison to the other existing senior executives in the Company. In deciding on future changes in the base salary of the Chief Executive Officer, the Compensation Committee will consider several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Compensation Committee also evaluates the Chief Executive Officer’s performance in finding and evaluating new business opportunities to establish the most productive strategic direction for Intellicheck.

Chief Financial Officer Compensation. Mr. Sragovicz’s annual base salary for 2024 was $357,500. Mr. Sragovicz may also receive an annual bonus based on reasonable objectives established by the Company’s Board of Directors. In addition, Mr. Sragovicz is entitled to receive benefits in accordance with the Company’s existing benefit policies and is reimbursed for Company expenses in accordance with the Company’s expense reimbursement policies. In connection with his appointment as Chief Financial Officer in September 2024, Mr. Sragovicz was awarded an aggregate of 91,228 Incentive Stock Options (“ISOs”) in one grant, with an exercise price of $2.21, scheduled to vest over the next 3 years from the date Mr. Sragovicz was appointed Chief Financial Officer.

Chief Technology Officer Compensation. Mr. Robins’s annual base salary for 2024 was $300,000. Mr. Robin’s may also receive an annual bonus based on reasonable objectives established by the Company’s Board of Directors. In addition, Mr. Robin’s is entitled to receive benefits in accordance with the Company’s existing benefit policies and is reimbursed for Company expenses in accordance with the Company’s expense reimbursement policies.
Severance Agreements

The Company’s employment agreement with Mr. Lewis provides for certain severance payments in the event Mr. Lewis is terminated without cause including payment of his base monthly salary for a period of eighteen (18) months following such termination, in addition to reimbursement for certain living expenses and relocation advances and expenses in certain situations.

The Company’s employment agreement with Mr. Sragovicz also provides for certain severance payments in the event Mr. Sragovicz is terminated without cause including payment of his base monthly salary for a period of twelve (12) months following such termination, in addition to reimbursement for certain medical premiums for a period of up to twelve (12) months.

The Company’s separation agreement with Mr. Ishmael provided certain payments following the termination of Mr. Ishmael’s employment with the company including payment of his base monthly salary for a period of twelve (12) months as further compensation for his provision of services to the Company after his resignation date through his departure together with his provision of services to the Company post-departure to facilitate a smooth transition for Adam Sragovicz, the incoming Chief Financial Officer.

INTELLICHECK SUMMARY COMPENSATION TABLE
The following table sets forth compensation paid to our named executive officers for the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(10)	All Other Compensation ($)		Total ($)
Bryan Lewis (4)	2024	427,667	35,957		150,341	289,538	210,400	(3)(9)	1,113,903
Chief Executive Officer and President	2023	400,000	—		211,763	484,487	2,500	(3)	1,098,750

Jeffrey Ishmael(2)	2024	249,167	—		101,734	157,678	169,128	(3)(8)	677,706
Former Chief Financial Officer and Chief Operating Officer (as of August 31, 2024)	2023	325,000	226,245	(5)	123,803	24,789	5,281	(3)	705,118

Jonathan Robins(6)	2024	306,250	—		79,127	37,294	—		422,670
Chief Technology Officer	2023	129,735	—		74,460	—	—		204,195

Adam Sragovicz(7)	2024	148,958	—		124,863	—	3,575	(3)	277,396
Chief Financial Officer	2023	—	—		—	—	—		—
(1)The amounts reported in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of awards for the years ended December 31, 2024, 2023 and computed in accordance with FASB ASC Topic 718, Stock Compensation (“ASC 718”). See Note 9 of the Notes to Financial Statements in our 2024 Annual Report on Form 10-K, filed with the SEC on March 31, 2025 for information regarding assumptions underlying the valuation of equity awards.
(2)Jeffrey Ishmael’s employment with the Company ended August 31, 2024. See the Company’s Current Report on Form 8-K, filed with the SEC on July 18, 2024, for more details.
(3)A portion of this figure represents matching contribution under the Company’s 401(k) Plan.
(4)Bryan Lewis was appointed President on May 16, 2023.
(5)Jeffrey Ishmael’s stock awards for 2023 were a modification of 91,228 options that were a portion of the options awards that were issued to him in 2022. See the Company’s Current Report on Form 8-K, filed with the SEC on March 31, 2023.
(6) Jonathan Robins was appointed Chief Technology Officer on October 3, 2023.
(7)Adam Sragovicz was appointed Chief Financial Officer on September 1, 2024.
(8)Jeffrey Ishmael was paid $119,167 in severance payments in accordance with his separation agreement after his employment with the Company ended on August 31, 2024.
(9)Bryan Lewis was paid $201,129 as a make-whole payment to cover certain tax penalties paid by Mr. Lewis that resulted from the Company’s inadvertent failure to remit taxes that were withheld for Mr. Lewis in a previous reporting period.

(10)The amounts in this column 2023 were previously included in the “Bonus” columns of the Summary Compensation Table in the proxy statements for our annual meeting of shareholders in 2024 and are now being reflected in the “Non-Equity Incentive Compensation” column.
Other than the 401(k) retirement plan , which permits eligible employees to make voluntary contributions to a trust, up to a maximum of 35% of compensation (subject to certain limitations), the Company currently has no other retirement, pension, or profit-sharing plan covering its officers and directors.

Employment Arrangements

Below are descriptions of the key terms of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment or change in control of our Company.

Bryan Lewis

We entered into an employment agreement with Bryan Lewis which became effective on February 21, 2018. Pursuant to this agreement, Mr. Lewis is entitled to an initial annual base salary of $250,000 that may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus under terms identified by the Company and based on achievements of goals as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. During the year ended December 31, 2021, Mr. Lewis’s annual base salary was increased to $400,000 from $350,000. Additionally, Mr. Lewis is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement. Effective March 2024, Mr. Lewis’s annual base salary was increased to $412,000 from $400,000.

Adam Sragovicz

We entered into an employment agreement with Mr. Sragovicz, which became effective on August 1, 2023. Pursuant to this agreement, Mr. Sragovicz is entitled to an annual base salary of $357,500 that may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus of up to 60% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees.

Jeffrey Ishmael

We entered into an employment agreement with Jeffrey Ishmael which became effective on May 6, 2022. Pursuant to this agreement, Mr. Ishmael was entitled to an annual base salary of $325,000, as adjusted by the Board from time to time, and was eligible to receive an annual target performance bonus of up to 60% of his base salary based on revenue and EBITDA targets as determined by our Board and the achievement of goals identified by the CEO, and was eligible to participate in all of the employee benefit plans that generally made available to all of our full-time employees. Mr. Ishmael was granted 91,228 incentive stock options in accordance with his employment agreement that were to vest over a period of one year. Additionally, Mr. Ishmael was also granted 200,000 incentive stock options in accordance with his employment agreement that were to vest over a period of three years. On March 31, 2023, the Company filed a Current Report on Form 8-K with the SEC to disclose Mr. Ishmael’s surrender of the first tranche of 91,228 in-the-money ISOs mentioned above for cancellation and the issuance of 91,228 Restricted Stock Units that maintain the same vesting schedule as the ISOs that were surrendered for cancellation. The modification of these equity awards resulted in 91,228 newly issued RSUs with a grant price of $2.48 per share and a grant date of March 29, 2023. Additionally, Mr. Ishmael was entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement. Effective March 2024, Mr. Ishmael’s annual base salary was increased to $357,500 from $325,000. Mr. Ishmael's employment with the Company ended on August 31, 2024. See the Company’s Current Report on Form 8-K, filed with the SEC on July 18, 2024, for more details.

Jonathan Robins

We entered into an employment agreement with Mr. Robins, which became effective on May 25, 2023. Pursuant to this agreement, Mr. Robins is entitled to an annual base salary of $250,000 that may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus of up to 40% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. Effective March 2024, Mr. Robin’s annual base salary was increased to $300,000 from $250,000.

Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information. We have no practice or policy of coordinating or timing the release of the Company information around the grant date of our equity incentive awards, and we have not timed the disclosure of material non-public information for the purposes of affecting the value of executive compensation. During fiscal 2024, we did not grant any stock options (or similar awards) to any of our Named Executive Officers during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-public information.

The following table summarizes outstanding option and stock awards as of year-end December 31, 2024, for the named executive officers:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Option Awards						Stock Awards
	No. of Securities Underlying Unexercised Options/Warrants			Option Exercise Price ($)	Option Grant Date	Option Expiration Date	No. of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)
Name	Exercisable	Unexercisable
Bryan Lewis	38,932	—		11.50	03/10/21	03/10/26
Bryan Lewis	37,833	7,567	(1)	2.02	06/30/22	06/30/27
Bryan Lewis	28,375	5,675	(1)	2.53	06/30/22	06/30/27
Bryan Lewis	28,375	5,675	(1)	3.03	06/30/22	06/30/27
Bryan Lewis	38,792	27,708	(1)	2.70	03/03/23	03/03/28
Bryan Lewis	19,396	13,854	(1)	3.24	03/03/23	03/03/28
Bryan Lewis	19,396	13,854	(1)	3.78	03/03/23	03/03/28
Bryan Lewis	—	66,500	(1)	1.81	03/15/24	03/15/31
Bryan Lewis	—	33,250	(1)	1.99	03/15/24	03/15/31
Bryan Lewis	—	33,250	(1)	2.17	03/15/24	03/15/31
Adam Sragovicz	—	91,228		2.21	09/03/24	09/03/27
Jonathan Robins	20,000	—		2.44	08/16/23	08/16/28
Jonathan Robins	17,500	17,500	(1)	2.44	06/26/23	06/26/28
Jonathan Robins	—	35,000		1.81	03/15/24	03/15/31
Jonathan Robins	—	17,500		1.99	03/15/24	03/15/31
Jonathan Robins	—	17,500		2.17	03/15/24	03/15/31
(1)The shares underlying these options vest at a rate of 33.33% on the first anniversary of the grant and the remainder in equal quarterly installments over the following two years.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company, utilizing the scaled disclosure requirements in Item 402(v) of Regulation S-K applicable to “smaller reporting companies”.

For each year referenced in the tables below, the CEO (“Chief Executive Officer”) is Bryan Lewis. The non-CEO Named Executive Officers (“NEOs”) in 2024 were Jeffrey Ishmael, Jonathan Robins, and Adam Sragovicz. The non-CEO NEOs in 2023 were Jeffrey Ishmael, Russell T. Embry, Garrett Gafke, and Jonathan Robins. The non-CEO NEOs in 2022 were Jeffrey Ishmael, Russell T. Embry, Garrett Gafke, and Bill White.

Year (a)	Summary Compensation Table Total for CEO (b)(1)(4)	Compensation Actually Paid to CEO (c)(2)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers (d)(4)	Average Compensation Actually Paid to Non-CEO Named Executive Officers (e)(5)	Value of Initial Fixed $100 Investment Based On Company Total Shareholder Return (“TSR”) (f)(3)	Net Income (loss) (h)
2024	$1,113,903	$1,236,136	$315,988	$301,622	$60.61	$(918,000)
2023	$1,098,749	$987,762	$497,334	$424,280	$41.13	$(1,980,000)
2022	$1,106,900	$574,614	$481,341	$390,338	$43.29	$(4,159,000)

(1)This column (b) represents the amount of total compensation reported for Mr. Lewis (our CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Please refer to the Executive Compensation Tables section of this Proxy Statement.
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” (CAP) to Mr. Lewis, as computed in accordance with Item 402(v) of Regulation S-K, for the applicable year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Lewis during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments that were made to Mr. Lewis’s total compensation for each year to determine the compensation actually paid can be found on the subsequent two tables on the following page:
(3)To include the TSR for each covered year per Item 402(v)(2)(iv). The measurement point is from the last trading day before the Company’s earliest year to be included on the table (i.e. here the Measurement Period would be from January 1, 2022 to December 31, 2024. The amounts included in Column (f) are the TSR based on an initial investment of $100.)
(4)Amounts in this column represent the “Total” column set forth in the Summary Compensation Table (“SCT”) on page 14. See the footnotes to the SCT for further detail regarding the amounts in these columns.
(5)The dollar amounts reported in column (e) represent the amounts of “compensation actually paid.” to NEOs not including Mr. Lewis. The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP):

2024	CEO	Non-CEO NEOs
SCT Total	$1,113,903	$315,988
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(186,298)	(61,145)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	228,538	50,210
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	35,887	1,858
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	44,106	7,896
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(13,185)
Compensation Actually Paid	$1,236,136	$301,622

2023	CEO	Non-CEO NEOs
SCT Total	$1,098,749	$497,334
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(211,763)	(89,471)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	94,120	21,058
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(21,841)	(7,704)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	62,269
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	28,497	4,596
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(63,802)
Compensation Actually Paid	$987,762	$424,280

2022	CEO	Non-CEO NEOs
SCT Total	$1,106,900	$481,341
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(366,282)	(116,826)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	109,233	101,649
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(269,535)	(46,819)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(240,892)	(147,633)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	235,190	118,626
Compensation Actually Paid	$574,614	$390,338

Pay Versus Performance Narrative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table on CAP and each of total shareholder return (“TSR”) and net loss.

We do not utilize TSR and net loss in our executive compensation program. However, we do utilize several other performance measures to align executive compensation with our performance. As described in more detail above in the section “Executive Compensation” part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain employment criteria. Additionally, we view equity awards, in the form of ISOs or PSUs, to be an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

The following graphs illustrates the relationship during 2022-2024 of the CAP for our CEO and non-CEO NEOs as calculated pursuant to SEC rules to our TSR.

Intellicheck, Inc. CAP vs TSR
Compensation Actually Paid ($M)
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Value of $100 Investment from 12/31/2021
$65
$60
$55
$50
$45
$40
$35
2022
2023
2024
IDN TSR
PEO CAP ($M) - LEWIS, BRYAN
Avg NEO CAP ($M)

The following graph illustrates the relationship during 2022-2024 of the CAP for our CEO and non-CEO NEOs in relation to the Company’s net losses.

Intellicheck, Inc. CAP vs Net Income
Compensation Actually Paid ($M)
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Net Income ($M)
$-0.50
$-1
$-1.50
$-2
$-2.50
$-3
$-3.50
$-4
$-4.50
2022
2023
2024
Net Income ($M)
PEO CAP ($M) - LEWIS, BRYAN
Avg NEO CAP ($M)

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation Plan (excluding securities reflected in column (a))
Equity compensation Plan approved by security holders (1)	1,186,991	$2.94	736,175
Equity compensation plans not approved by security holders	—	N/A	N/A
Total	1,186,991	$2.94	736,175
(1)Represents 1,515,104 options, 35,887 restricted stock units and zero performance stock units under the Incentive Plan as of December 31, 2024.
Pension Benefits
The Company does not sponsor any qualified or non-qualified defined benefit plans.
Non-qualified Deferred Compensation
Intellicheck does not maintain any non-qualified defined contribution or deferred compensation plans. Intellicheck sponsors a tax qualified defined contribution 401(k) plan in which Mr. Lewis, Mr. Ishmael, and Mr. Sragovicz participated in during 2024. Intellicheck made a matching contribution to the plan equal to 50% of the first 6% an employee contributes into the plan.
Compensation of Directors
The following table sets forth certain information concerning compensation of Intellicheck’s directors who served in 2024.

Name and Principal Position	Fees Paid in Cash ($)	Option Awards ($) (1)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Guy L. Smith, Director	—	—	120,000	—	120,000
Jack A. Davis, Director	50,000	—	—	—	50,000
William P. Georges, Director	50,000	—	—	—	50,000
Dylan Glenn, Director	55,000	—	45,000	—	100,000
Dondi Black, Director	85,000	—	20,000	—	105,000
Greg B. Braca, Director	12,500	—	87,500	—	100,000
David E. Ullman, Director	75,000	—	25,000	—	100,000
(1)The amounts reported in the “Stock Awards” columns reflects the aggregate grant date fair value of awards computed in accordance with ASC 718. See Note 9 of the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024, for information regarding assumptions underlying the valuation of equity awards.
(2)No other compensation, including perquisites more than $10,000 was paid to any of the directors.
Director compensation is set by the Board of Directors upon the recommendation of the Corporate Governance Committee. For fiscal year 2024, non-employee directors received a total base annual fee of $100,000 for services provided throughout the year. The Chairman received an additional annual fee of $20,000. The Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings.

In February 2021, to assess the competitiveness of our director compensation program and at the suggestion of the Nominating and Governance Committee, the Board reviewed director compensation programs at companies similar to the market capitalization and industry of the Company. Following that review, the Board determined to increase the fees paid to our directors from $60,000 for a director and $80,000 for the Chairman to $100,000 for a director and $120,000 for the Chairman, effective as of the 2021 Annual Meeting. The Board determined that the increase would enhance its ability to retain and recruit directors. In addition, to further align the interests of the directors with our stockholders, the Board determined that one half of the increase would be paid only in the form of shares of our common stock. Going forward, the Board intends to increase or decrease director compensation to remain consistent with companies similar to its industry and market capitalization. The Board currently intends that any such future increase would be in the form of shares of our common stock, to further align the interests of the directors with our stockholders.
CERTAIN RELATED PARTY TRANSACTIONS
The Nominating and Corporate Governance Committee reviews transactions with firms associated with directors and nominees for director. Intellicheck’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by Intellicheck’s Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board of Directors and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in 2024. Intellicheck’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business, or professional interests.

INSIDER TRADING POLICY

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees of the Company and its subsidiaries that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company.

The Insider Trading Policy prohibits any insider, or any members of the immediate family or household of any such person, from engaging in any transaction involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possesses material nonpublic information and ending at the close of business on the second Trading Day following the date of public disclosure of that information, or at such time as such nonpublic information is no longer considered material. Our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

INCENTIVE-BASED RECOVERY POLICY

In December 2023, we adopted the Intellicheck Incentive-Based Compensation Recovery Policy (the “Clawback Policy”) in compliance with the listing standards of Nasdaq. In the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. securities law, the policy provides that we will recoup compensation from each current or former executive officer who, during the three-year period preceding the date on which a restatement is required, received compensation from incentive awards based on the erroneous financial data that exceeds the amount of incentive-based compensation the executive would have received based on the restatement. The Compensation Committee has sole discretion to determine how to seek recovery under the policy and may forgo recovery if it determines that recovery would be impracticable and either the cost of recovery would exceed the amount sought to be recovered or would cause an otherwise tax-qualified retirement plan broadly available to our employees to fail to meet applicable tax qualification requirements. Our Clawback Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Proposal No. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed Forvis Mazars, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Representatives of Forvis Mazars, LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For the fiscal years ended December 31, 2024 and 2023, Intellicheck’s principal independent auditor was Forvis Mazars, LLP. The breakdown of the professional fees rendered by Forvis Mazars, LLP is provided in the following categories and amounts:
Audit Fees
The aggregate fees billed by Forvis Mazars, LLP for professional services rendered for the audit of Intellicheck’s annual financial statements for the fiscal year ended December 31, 2024, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year amounted to $432,000.

The aggregate fees billed by Forvis Mazars, LLP for professional services rendered for the audit of Intellicheck’s annual financial statements for the fiscal year ended December 31, 2023, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year amounted to $522,000.
Tax-Related Fees
For the fiscal year ended December 31, 2024, Forvis Mazars, LLP billed Intellicheck $42,000 for professional services that are reasonably related to our tax compliance for federal and state tax filings.

For the fiscal year ended December 31, 2023, Forvis Mazars, LLP billed Intellicheck $23,000 for professional services that are reasonably related to our tax compliance for federal and state tax filings.

Pre-approval of Services
The Audit Committee pre-approves all services, including both audit and non-audit services, provided by Intellicheck’s independent registered public accounting firm. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.
Vote Required
Approval of the ratification of our independent auditors requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of common stock entitled to vote on the proposal, with abstentions counting as votes against the proposal.
The Board of Directors recommends that you vote to ratify such appointment.

Proposal No. 4
SAY ON PAY
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides stockholders with the opportunity to vote, on an advisory basis, to approve the compensation of Intellicheck’s compensation policies. The Board of Directors believes that Intellicheck’s compensation policies and procedures are aligned with the long-term interests of stockholders. As described in detail under the Executive Compensation discussion section of this Proxy Statement, we believe that our compensation program is designed to support our long-term business strategies and creation of stockholder value by emphasizing long-term alignment with our stockholders and pay-for-performance. You are encouraged to read the Executive Compensation discussion section of this Proxy Statement for additional details on our executive compensation, including our philosophy and objectives and the 2024 compensation of our named executive officers. This non-binding advisory “say-on-pay” vote gives you as a stockholder the opportunity to endorse our executive compensation program through the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation discussion, compensation tables and narrative discussion is hereby APPROVED.”
As an advisory vote, this proposal is non-binding. However, the Board of Directors and the Compensation Committee value the opinions of stockholders and will consider the outcome of the vote when making future compensation decisions for the named executive officers.
Our Board of Directors recommends a vote “FOR” the advisory approval of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Executive Compensation.”
Vote Required
Non-binding, advisory approval of the advisory proposal on the compensation of our named executive officers as disclosed in this Proxy Statement under “Executive Compensation” requires the affirmative vote of a majority of the shares of Intellicheck common stock present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as votes “AGAINST” this proposal, whereas “broker non-votes” will not be counted for purposes of determining whether this advisory proposal has been approved.

Proposal No. 5
SAY ON FREQUENCY
ADVISORY VOTE ON THE FREQUENCY (EVERY ONE, TWO, OR THREE YEARS) OF FUTURE ADVISORY VOTES TO APPROVE OF EXECUTIVE COMPENSATION.
The Dodd-Frank Act provides stockholders with the opportunity to vote, on an advisory basis, as to the frequency of stockholder advisory “say-on-pay” votes such as that detailed in Proposal 3 above. You may abstain from voting, or you may select a recommendation as to the frequency of such votes: every one year, two years, or three years. This non-binding advisory vote gives you as a stockholder the opportunity to select a frequency of “say-on-pay” votes.
As an advisory vote, this proposal is non-binding. However, the Board of Directors and the Compensation Committee value the opinions of stockholders and will consider the outcome of the vote when determining the frequency of “say-on-pay” votes. Nevertheless, the Board of Directors may decide to hold a non-binding advisory vote on future compensation of future named executive officers more or less frequently than the option voted by the shareholders.
The Board of Directors has considered this matter and has determined that a non-binding advisory vote on executive compensation every year is appropriate to provide stockholders the opportunity to inform Intellicheck of their opinion of our approach to compensation policies and practices, after having sufficient time to observe its impact on our business.
Our Board of Directors recommends a vote of “ONE YEAR” with respect to the advisory vote on the frequency of future advisory votes to approve of executive compensation.
Vote Required
Pursuant to this non-binding advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation, shareholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: ONE YEAR, TWO YEARS, THREE YEARS, or ABSTAIN. The option receiving the vote of a plurality of the shares of Intellicheck common stock present in person or represented by proxy at the annual meeting will be approved on a non-binding, advisory basis. Abstentions and “broker non-votes” will not be counted for purposes of determining the result of this non-binding advisory vote.
OTHER MATTERS
The Board of Directors does not know of any matters other than those mentioned above to be presented at the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.
ANNUAL REPORT
Our annual report to stockholders concerning our operations during the fiscal year ended December 31, 2024, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.
UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, TO EACH STOCKHOLDER OF RECORD OR TO EACH STOCKHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 1, 2025. ANY REQUEST BY A STOCKHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO INVESTOR RELATIONS AT INTELLICHECK, INC., 200 BROADHOLLOW ROAD, SUITE 207, MELVILLE, NY 11747.
REQUIREMENTS FOR STOCKHOLDER PROPOSALS TO BE BROUGHT BEFORE THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Stockholders’ proposals intended to be presented at next year’s Annual Meeting of Stockholders must be submitted in writing to INVESTOR RELATIONS at INTELLICHECK, INC., 200 BROADHOLLOW ROAD, SUITE

207, MELVILLE, NY 11747, no later than December 2, 2025, for inclusion in the Company’s proxy statement and form of proxy for that meeting. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials.
Notice of any director nomination or other proposal stockholders intend to present at the 2026 Annual Meeting of Stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2025 Annual Meeting of Stockholders, must be delivered to the Company’s INVESTOR RELATIONS at INTELLICHECK, INC., 200 BROADHOLLOW ROAD, SUITE 207, MELVILLE, NY 11747, not later than the close of business on February 6, 2026.
The proxy solicited by the Company for the 2026 Annual Meeting of Stockholders will confer discretionary authority on the Company’s proxies to vote on any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to February 6, 2026.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the SEC’s website located at http://www.sec.gov.
STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 10, 2024. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By Order of the Board of Directors,

/s/ Adam Sragovicz
Adam Sragovicz
Chief Financial Officer

ANNEX A

INTELLICHECK, INC.
2025 OMNIBUS INCENTIVE PLAN

Intellicheck, Inc., a Delaware corporation, sets forth herein the terms of its 2025 Omnibus Incentive Plan, as follows:

1.PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, Non-Employee Directors (as defined herein), key employees, consultants and advisors, and to motivate such officers, Non-Employee Directors, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Upon becoming effective, the Plan replaces, and no further awards shall be made under, the Predecessor Plan (as defined herein).

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-based Award or cash award under the Plan.

2.3. “Award Agreement” means a written agreement between the Company and a Grantee or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Change in Control” shall have the meaning set forth in Section 15.3.2.

2.6. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

2.7. “Committee” means the Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

2.8. “Company” means Intellicheck, Inc., a Delaware corporation, or any successor corporation.

2.9. “Common Stock” or “Stock” means a share of common stock of the Company, par value $0.001 per share.

2.10. “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

2.11. “Effective Date” means , 2025, the date the Plan was approved by the Company’s stockholders.

2.12. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.13. “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.

2.14. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.15. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.16. “Grantee” means a person who receives or holds an Award under the Plan.

2.17. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.18. “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.19. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.20. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.21. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.22. “Other Stock-based Awards” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

2.23. “Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.24. “Plan” means this Intellicheck, Inc. 2025 Omnibus Incentive Plan, as amended from time to time.

2.25. “Predecessor Plan” means the Intellicheck, Inc. 2015 Omnibus Incentive Plan, as amended.

2.26. “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.27. “Restricted Period” shall have the meaning set forth in Section 10.1.

2.28. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.29. “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.30. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.31. “SEC” means the United States Securities and Exchange Commission.

2.32. “Section 409A” means Section 409A of the Code.

2.33. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.34. “Separation from Service” means a termination of Service of a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.35. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.36. “Service Provider” means an employee, officer, Non-Employee Director, consultant or advisor of the Company or an Affiliate, including, to the extent permitted by applicable law, to an employee providing services to the Company or an Affiliate indirectly through a professional employer or similar organization that serves as such employee’s “employer of record”.

2.37. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.38. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.39. “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

2.40. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent (as defined in Section 424(e) of the Code) or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.41. “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

3. ADMINISTRATION OF THE PLAN

3.1. General.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

a.designate Grantees;

a.determine the type or types of Awards to be made to a Grantee;

a.determine the number of shares of Stock to be subject to an Award;

a.establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

a.prescribe the form of each Award Agreement; and

a.amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of and may be removed at any time by the Board.

3.2. No Repricing.

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3. Award Agreements; Clawbacks; Reload Awards; Dividends; Minimum Vesting.

The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for “cause” as defined in the applicable Award Agreement.

Awards shall be subject to the requirements of the Company’s Incentive-Based Recovery Policy and any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Grantee.

Notwithstanding any provision herein to the contrary, no term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR.

Notwithstanding any provision herein to the contrary, Service Providers holding an Award granted under the Plan will not be entitled to receive any dividends or other distributions paid with respect to a share underlying such Award until the portion of such Award covering such share has fully vested and such share has been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) pursuant to such Award.

Except as specified in this paragraph, no portion of an Award (other than Substitute Awards) will vest earlier than the one-year anniversary of such Award’s grant date. Notwithstanding the foregoing, Awards may be granted to any Service Provider without regard to the minimum vesting requirements set forth in the preceding sentence if the shares subject to such Awards would not result in more than 5% of the maximum aggregate number of shares reserved for issuance pursuant to all outstanding Awards granted under the Plan (the “5% Limit”). For purposes of clarification, Substitute Awards shall not count against the 5% Limit. The 5% Limit applies in the aggregate to Awards (other than Substitute Awards) that do not satisfy the minimum vesting requirements set forth in this paragraph. In addition, this paragraph shall not prevent accelerated vesting of any portion of an Award earlier than the one-year anniversary of such Award’s grant date if such acceleration is due to a termination of the relevant Grantee’s service or if such acceleration is in connection with a Change in Control, in each case to the extent otherwise permitted under the Plan.

3.4. Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5. No Liability.

To the extent permitted by applicable law, no member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.6. Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4. STOCK SUBJECT TO THE PLAN

4.1. Authorized Number of Shares

Subject to adjustment under Section 15, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed 2,000,000. In addition, shares of Common Stock underlying any outstanding award granted under the Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plan following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

4.2. Share Counting

4.2.1. General

Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2.

4.2.2. Cash-Settled Awards

Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

4.2.3. Expired or Terminated Awards

If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.

4.2.4. Payment of Option Price or Tax Withholding in Shares

If shares of Common Stock issuable upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Grantee (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, such surrendered or tendered shares of Common Stock shall not again be available for the grant of Awards under the Plan. For a share-settled SAR, upon exercise of the SAR, the gross shares covered by the SAR shall be counted against the limit in Section 4.1.

4.2.5. Substitute Awards

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

4.3. Award Limits

4.3.1. Incentive Stock Options.

Subject to adjustment under Section 15, a number of shares of Common Stock equal to the number of shares set forth in Section 4.1 shall be available for issuance under Incentive Stock Options.

4.3.2. Limits on Awards to Non-Employee Directors.

No Non-Employee Director may be paid, issued, or granted, in any fiscal year of the Company, equity awards (including any Awards issued under this Plan) with an aggregate value (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including without limitation any cash retainers or fees) that, in the aggregate, exceed $200,000, increased to $400,000 for such Non-Employee Director for the fiscal year in which he or she joins the Board as a Non-Employee Director. Any Awards or other compensation paid or provided to an individual for his or her services as an employee will not count for purposes of this limitation under this Section 4.3.2.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Term.

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Company’s stockholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded. Any amendment that would cause an Incentive Stock Option to become a Non-qualified Stock Option shall not, by itself, be considered a material impairment of such rights or obligations.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers.

Subject to this Section 6.1, Awards may be made to any Service Provider, including any Service Provider who is an officer, Non-Employee Director, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

6.2. Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7. AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-

qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as stated in the Award Agreement.

8.3. Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5. Method of Exercise.
An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6. Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him or her. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.

9.2. Other Terms.

The Board shall determine at the Grant Date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4. Payment of SAR Amount.

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i)the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

i.the number of shares of Stock with respect to which the SAR is exercised.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2. Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3. Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement and subject to Section 17.12, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights (subject to Section 3.3).

10.4. Rights of Holders of Restricted Stock Units.

10.4.1. Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2. Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement and subject to Section 17.12, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.

10.4.3. Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5. Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.

10.6. Delivery of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11. A promissory note may not be used as a form of consideration for exercising an Option or paying the Purchase Price for Restricted Stock.

11.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

11.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.

12. TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

12.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

12.2. Settlement of Performance-Based Awards; Other Terms.

Settlement of performance-based Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such performance-based Awards.

13. OTHER STOCK-BASED AWARDS.

13.1. Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

13.2. Terms of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14. REQUIREMENTS OF LAW

14.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards, and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15. EFFECT OF CHANGES IN CAPITALIZATION

15.1. Changes in Stock.

If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Awards may be made under the Plan shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decrease, change or exchange, or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

15.2. Effect of Certain Transactions.

Except as otherwise provided in an Award Agreement and subject to the provisions of Section 15.3, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Corporate Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 15.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Committee, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.

15.3. Change in Control

15.3.1. Consequences of a Change in Control

For Awards granted to Non-Employee Directors, except as may otherwise be provided in the applicable Award Agreement, upon a Change in Control all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified performance goals with respect to outstanding Awards shall be deemed to be satisfied at target.

For Awards granted to any other Service Providers, except as may otherwise be provided in the applicable Award Agreement, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in a Change in Control:

(i) To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for performance-based Awards, shall lapse and become vested and non-forfeitable, and for any outstanding performance-based Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and, in each case, the performance-based Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Change in Control.

(ii) To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Service Provider has a Separation from Service either (1) by the Company other than for “cause” or (2) by the Service Provider for “good reason” (each as defined in the applicable Award Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for performance-based Awards, shall lapse and become vested and non-forfeitable, and for any outstanding performance-based Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and, in each case, the performance-based Awards shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Separation from Service.

15.3.2. Change in Control Defined

Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean a “change in control event” with respect to the Company within the meaning of Treasury Regulation 1.409A-3(i)(5).

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

15.4. Adjustments

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16. NO LIMITATIONS ON COMPANY
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17. TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

17.1. Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, or the Company may require such obligations to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation (not to exceed the maximum statutory rate applicable to the Grantee) or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined or such other date as reasonably determined by the Board or the Committee. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5. Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

17.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

17.9. Section 409A.

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

17.10. Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.11. Transferability of Awards.

17.11.1. Transfers in General.

Except as provided in Section 17.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan. For the avoidance of doubt, Awards may not be transferred to financial institutions.

17.11.2. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.11.2 or by will or the laws of descent and distribution.

The Plan was adopted by the Board of Directors on March 27, 2025 and was approved by the stockholders of the Company on , 2025.

ANNEX B

INTELLICHECK, INC.
PROXY CARD

196501 Intellicheck Proxy Card Rev1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2025

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

INTELLICHECK, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 6, 2025.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/intellicheck/2025

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. PROXIES THAT ARE SIGNED AND RETURNED BUT DO NOT INCLUDE VOTING INSTRUCTIONS WILL BE VOTED FOR THE APPROVAL OF THE APPOINTMENT OF OUR INDEPENDENT PUBLIC ACCOUNTANTS AND WILL NOT BE VOTED WITH RESPECT TO THE ELECTION OF THE NOMINATED DIRECTORS, OUR 2025 OMNIBUS INCENTIVE PLAN OR THE ADVISORY VOTES REGARDING EXECUTIVE COMPENSATION AND THE FREQUENCY OF SUCH VOTES.

1. To approve the Company's 2025 Omnibus Incentive Plan. — FOR ☐ AGAINST ☐ ABSTAIN ☐

2. Election of Directors
Nominees:
(1) Dondi Black
(2) Gregory Braca
(3) Dylan Glenn
(4) Bryan Lewis
(5) Guy L. Smith
(6) David E. Ullman

FOR ALL Nominees listed to the left ☐ — WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above)

5. Advisory vote to approve the frequency of future advisory votes to approve of executive compensation. — THREE YEARS ☐ TWO YEARS ☐ ONE YEAR ☐ ABSTAIN ☐

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________, **2025**

Note: Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title of a partnership, please sign in partnership name by authorized person.

INTELLICHECK, INC.
PROXY CARD

196501 Intellicheck Proxy Card - Back

2025

The Proxy Statement and our 2024 Annual Report on Form 10-K are available at https://www.cstproxy.com/intellicheck/2025

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

INTELLICHECK, INC.

200 BROADHOLLOW ROAD, SUITE 207
MELVILLE, NY 11747

The undersigned hereby appoints Bryan Lewis and Adam Sragovicz, and each of them with full power to act without the other, as proxies, to represent the undersigned at the Annual Meeting of Stockholders of Intellicheck, Inc. (the "Company") to be held Wednesday, May 7, 2025 at 1:00 p.m. Eastern Time via webcast at **https://www.cstproxy.com/intellicheck/2025** and at any adjournments thereof, and to vote the shares of Common Stock of the Company the undersigned would be entitled to vote if personally present, as indicated on reverse.

(Continued, and to be marked, dated and signed, on the other side)